UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2022

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-1597419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Seagate Technology Holdings plc (“Company”) entered into a compensation agreement with Gianluca Romano, the Company’s Chief Financial Officer, to facilitate his long-term retention. The retention agreement was entered into to provide Mr. Romano with a significant long-term incentive intended to encourage him to continue his employment with the Company.

On February 22, 2022 (“grant date”), the Company awarded Mr. Romano 18,725 time-based restricted share units (the “1-year RSUs”) with a grant date fair value of US$2,010,128.75 and 56,170 time-based restricted share units (the “4-year RSUs”) with a grant date fair value of US$6,029,849.50. The 1-year RSUs will vest on the first anniversary of the grant date, and the 4-year RSUs will vest in equal installments on each of the first four anniversaries of the grant date, in each case subject to his continued employment through the relevant period and on the vesting date.

On February 22, 2022, Mr. Romano was also awarded 18,725 performance share units (“PSUs”), with a grant date fair value of US$2,010,128.75. The PSUs provide the opportunity for Mr. Romano to receive Company shares based on the extent to which the closing price of a Company ordinary share meets or exceeds one of the 30-day share price targets (“Performance Goal”) set forth in the PSU award agreement at any time during the 3-year performance period beginning on the grant date and extending through February 22, 2025 (“Performance Period”). The PSUs will vest on the later of the third anniversary of the grant date or the date the Compensation Committee of the Board of Directors certifies the level of achievement of the Performance Goal, subject to Mr. Romano’s continued employment. Each PSU granted represents the right to receive one ordinary share based on target performance, but the ultimate number of ordinary shares to be earned will be determined at the end of the three-year Performance Period and could range from 0% to 200% of the target number of PSUs granted to Mr. Romano. The number of PSUs eligible for vesting pursuant to achievement of the Performance Goal shall be calculated as the number of PSUs granted multiplied by the modifier associated with the highest 30-day share price target attained during the Performance Period, in accordance with the percentages set forth in the PSU award agreement; provided, however, that in no event will the number of PSUs vesting exceed 200% of the number of PSUs granted.

All of the 1-year RSUs, 4-year RSUs and PSUs were granted in accordance with the terms of the Company’s 2022 Equity Incentive Plan. The foregoing descriptions are summaries of the awards and are qualified in their entirety by reference to the 2022 Equity Incentive Plan, which is attached as Exhibit 10.2 to the Form S-8 filed on October 20, 2021, and the terms of each final equity award agreement.

The Company also increased Mr. Romano’s annual base salary from US$600,018 to US$715,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

By:	/s/ Katherine E. Schuelke
Name:	Katherine E. Schuelke
Title:	Senior Vice President and Chief Legal Officer

Date: February 24, 2022